Exhibit 99.1

Investor Contact	Media Contact
James Dwyer	Jim Beck
412-992-5450	412-315-2909
James.Dwyer@alcoa.com	Jim.Beck@alcoa.com

Alcoa Corporation Amends Revolving Credit Agreement with Improved Terms and Greater Flexibility

Pittsburgh, November 16, 2017 – Alcoa Corporation (NYSE:AA), a global leader in bauxite, alumina and aluminum products, today announced that it has successfully amended its $1.5 billion revolving credit agreement with improved terms for the Company.

The amendment on the revolving credit agreement eases certain financial covenants to provide greater flexibility for the Company in a range of areas, including expanded options for permitted debt and investments.

“In our first year as an independent company, we’ve realized solid financial performance supported by favorable market conditions,” said William Oplinger, Executive Vice President and Chief Financial Officer. “The amendment to the revolving credit agreement is a recognition of our strengthened financial position, and the improved terms provide greater latitude to deliver on our strategic priorities to reduce complexity, drive returns and strengthen the balance sheet.”

The amended revolving credit agreement also provides more flexibility for Alcoa to execute its capital allocation strategy.

“As a commodity company, we will maintain a conservative strategy for capital allocation that places a priority on maintaining a healthy cash balance, sustaining current operations and then investing in return seeking projects,” Oplinger said. “After meeting those objectives and our obligations, we aim to return cash to our stockholders in a sustainable way.”

Alcoa Corporation, Alcoa Nederland Holding B.V. and 24 participating financial institutions finalized the amended revolving credit agreement on November 14, 2017. The agreement extends the maturity date from November 1, 2021 to November 14, 2022. JPMorgan Chase Bank serves as the administrative agent.

About Alcoa

Alcoa (NYSE: AA) is a global industry leader in bauxite, alumina and aluminum products, with a strong portfolio of value-added cast and rolled products and substantial energy assets. Alcoa is built on a foundation of strong values and operating excellence dating back nearly 130 years to the world-changing discovery that made aluminum an affordable and vital part of modern life. Since inventing the aluminum industry, and throughout our history, our talented Alcoans have followed on with breakthrough innovations and best practices that have led to efficiency, safety, sustainability and stronger communities wherever we operate. Visit us online on www.alcoa.com, follow @Alcoa on Twitter and on Facebook at www.facebook.com/Alcoa.

Dissemination of Company Information

Alcoa Corporation intends to make future announcements regarding company developments and financial performance through its website at www.alcoa.com.

Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect the Company’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although the Company believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Additional information concerning factors that could cause actual results to differ materially from those projected in the forward-looking statements is contained in our filings with the Securities and Exchange Commission. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

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